Exhibit 24(b)13.1 Powers of Attorney

SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant, Variable
Annuity Account C of ING Life Insurance and Annuity Company, has duly caused this Registration Statement on
Form N-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Windsor, State of
Connecticut, on this 22nd day of June, 2010.

By:	VARIABLE ANNUITY ACCOUNT C
(REGISTRANT)
By:	ING LIFE INSURANCE AND ANNUITY COMPANY
(DEPOSITOR)

By:	/s/ Catherine H. Smith
Catherine H. Smith
President (principal executive officer)

As required by the Securities Act of 1933, and the Investment Company Act of 1940, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints, John S. (Scott) Kreighbaum, J. Neil McMurdie, Nicholas Morinigo
and Michael Pignatella, and each of them individually, such person’s true and lawful attorneys and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments). This Registration has been signed by the following persons in the capacities indicated on the dates indicated.

	Signatures	Titles

	/s/ Catherine H. Smith	June 22, 2010
	Catherine H. Smith	President and Director
(principal executive officer)

	/s/ Thomas J. McInerney	June 1, 2010
	Thomas J. McInerney	Director and Chairman

	/s/ Ewout L. Steenbergen	June 8, 2010
	Ewout L. Steenbergen	Director, Executive Vice President and Chief Financial Officer
(principal financial officer)

	/s/ Steven T. Pierson	June 2, 2010
	Steven T. Pierson	Senior Vice President and Chief Accounting Officer
(principal accounting officer)

	/s/ Donald W. Britton	June 7, 2010
	Donald W. Britton	Director

	/s/ Lynne R. Ford	June 3, 2010
	Lynne R. Ford	Director and Executive Vice President

	/s/ Robert G. Leary	June 2, 2010

Robert G. Leary	Director

/s/ Michael S. Smith		June 2, 2010
Michael S. Smith	Director

State of New York
County of New York

On the 2nd day of June in the year 2010, before me, the undersigned, personally appeared Robert G. Leary; and on the 3rd day of June in the year 2010, before me, the undersigned, personally appeared Lynne R. Ford; and on the 8th day of June in the year 2010, before me, the undersigned, personally appeared Ewout Steenbergen; personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that each executed the same in their capacity, and that by their signature on the instrument, the individuals, or the person upon behalf of which the individual acted, executed the instrument.

Helen M. Scheuer
/s/ Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC3352985
Qualified in New York County
Commission Expires 4-30-2011

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the
“principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of
Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article
5, Title 15. This law is available at a law library, or online through the New York State Senate or
Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

Signature of Agents:

Commonwealth of Pennsylvania
/s/ John S. (Scott) Kreighbaum	County of Chester
John S. (Scott ) Kreighbaum
On this, the 18th day of June, 2010, before me Michael T. Zelinsky, the undersigned officer, personally appeared John S. (Scott) Kreighbaum, known to me (or satisfactorily proven) to be the person whose name is subscribed as attorney in fact for Ewout Steenbergen, Lynne R. Ford and
Commonwealth of Pennsylvania	Robert G. Leary, and acknowledged that he executed the same as the act of
Notarial Seal	his principal for the purposes therein contained.
Michael T. Zelinsky, Notary Public
West Whiteland Twp., Chester County
My Commission Expires Jan. 31, 2012	/s/ Michael T. Zelinsky
Notary Public

Commonwealth of Pennsylvania
/s/ Nicholas Morinigo	County of Chester
Nicholas Morinigo
On this, the 18th day of June, 2010, before me Michael T. Zelinsky, the undersigned officer, personally appeared Nicholas Morinigo, known to me
(or satisfactorily proven) to be the person whose name is subscribed as attorney in fact for Ewout Steenbergen, Lynne R. Ford and Robert G.
Commonwealth of Pennsylvania	Leary, and acknowledged that he executed the same as the act of his
Notarial Seal	principal for the purposes therein contained.
Michael T. Zelinsky, Notary Public
West Whiteland Twp., Chester County
My Commission Expires Jan. 31, 2012	/s/ Michael T. Zelinsky
Notary Public

State of Connecticut
/s/ J Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed and acknowledged before me this
4th day of June, 2010, by J. Neil McMurdie, as attorney in fact on behalf
Nicole L. Molleur	of Ewout Steenbergen, Lynne R. Ford and Robert G. Leary.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014	/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella

The foregoing instrument was executed and acknowledged before me this
Nicole L. Molleur	4th day of June, 2010, by Michael A. Pignatella, as attorney in fact on
Notary Public Within and for	behalf of Ewout Steenbergen, Lynne R. Ford and Robert G. Leary.
The State of Connecticut
My commission expires: Nov. 30, 2014
/s/ Nicole L. Molleur
Notary Public

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record of all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s
Name) by (Your Signature) as Agent, or (your signature as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a
Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.; You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of the agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article
5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.